EXHIBIT 99.1

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Commences Exchange of 9.75% Senior Notes Due 2010

     Natchez, MS (July 2, 2004) — Callon Petroleum Company (NYSE: CPE / CPE.PrA) today announced the commencement of its offer to exchange its 9.75% Senior Notes Due 2010, Series B, that have been registered under the Securities Act of 1933, for all outstanding 9.75% Senior Notes Due 2010, Series A. Callon is offering to exchange with the registered holders of its existing 9.75% Senior Notes, Series A up to $200,000,000 in aggregate principal amount of the Company’s 9.75% Senior Notes, Series B for a like principal amount of issued and outstanding existing 9.75% Senior Notes, Series A.

     On July 2, 2004, a prospectus dated June 30, 2004 and a related letter of transmittal were mailed to all registered holders of the existing notes as of July 1, 2004. The exchange offer expires at 5:00 p.m., New York City time, on Monday August 2, 2004, unless extended.

     Callon has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.

     This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this news release, are forward-looking statements. The company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from the company’s expectations (“Cautionary Statements”) include volatility of oil and gas prices, the markets for oil and gas, environmental regulations, the substantial capital requirements associated with oil and gas operations and other factors that are set forth in the company’s reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for its 2003 fiscal year. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified by the Cautionary Statements.

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